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Perficient Reaches Definitive Agreement to Acquire SMEDIX, INC.
Strengthens Healthcare Industry Software Development Capabilities and
Adds Global Delivery Capacity in Eastern Europe

SAINT LOUIS (Oct. 20, 2023) – Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading digital consultancy transforming the world’s largest enterprises and biggest brands, announced today it has entered into a purchase agreement to acquire SMEDIX, Inc. (“SMEDIX”), an approximately $12 million revenue healthcare software engineering firm headquartered in San Diego, California, with offshore operations located in Cluj-Napoca, Romania.

“We’re thrilled to continue to strengthen our healthcare industry digital capabilities, enhance our global delivery capacity, and expand further within Eastern Europe with the strategic acquisition of SMEDIX,” said CEO Tom Hogan. “Nearly 175 skilled global professionals are joining Perficient and bringing their award-winning agile software development, testing and support experience capabilities to the team.”

The acquisition of SMEDIX will:
•Strengthen Perficient’s healthcare industry software development capabilities and capacity with enhanced agile software design, development, testing and support for biomedical and healthcare customers, enhancing patient care, reducing costs and accelerating innovation;
•Broaden Perficient’s clinical diagnostic and medical device product offerings, bringing specializations in medical software development, systems engineering, data analytics and machine learning, bioinformatics, cloud and IoT applications, product compliance, and mobile applications;
•Expand Perficient’s presence in Eastern Europe, adding an offshore software development location in Cluj-Napoca, Romania;
•Add nearly 175 skilled global professionals; and
•Bring strategic client relationships 100% focused in the biomedical and healthcare industry.

SMEDIX President and CEO Fayez Sweiss will join Perficient in a key leadership role.

“Perficient is well known for its world class end-to-end digital consulting capabilities, deep healthcare and life sciences industry expertise, and unmatched global delivery,” said Sweiss. “We’re excited to join forces to not only deepen our healthcare digital experience and expertise, but also to further help our clients enhance patient care through innovative software solutions and technologies.”

The parties are targeting a closing in January 2024, subject to customary closing conditions and regulatory approval. The Agreement includes customary representations, warranties and covenants by the parties and customary termination rights for the Company and the selling shareholder.

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2023. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K and other securities filings.